SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20543

                            FORM 8-K

                         Current Report
               Pursuant to Section 13 or 15 (d) of
               The Securities Exchange Act of 1934

                  Date of Report April 25, 1994

                   THE PEOPLES HOLDING COMPANY
- -------------------------------------------------------------------
     (Exact name of registrant as specified in it's charter)

          Mississippi         0-12154        64-0676974
          -----------         -------        ----------

          (State or           (Commission    (I.R.S. Iden-
           other               file           tification
           jurisdiction)       number)        number)

          209 Troy Street, Tupelo, Mississippi         38802-0709
          ------------------------------------         ----------
       (Address of principal executive officers)        (Zip Code)

Registrant's Telephone Number:  (601) 680-1001


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ITEM 1:  CHANGES IN CONTROL OF REGISTRANT
         --------------------------------

          Not applicable.

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

          On April 15, 1994, The Peoples Bank and Trust Company, a wholly-owned subsidiary of The Peoples Holding Company assumed the deposits and purchased selected assets of three offices of Security Federal Savings and Loan Association. These offices are located in Hernando, New Albany, and Southaven and officially opened as The Peoples Bank at 9:00 a.m. Monday, April 18.

          Upon completion of the acquisition, the bank's assets increased from approximately $760 million to $790 million. The addition of the three offices of Security brings the bank's total number of offices to forty-two, operating in twenty-seven communities and seventeen counties in north and north central Mississippi.

ITEM 3:   BANKRUPTCY OR RECEIVERSHIP
          --------------------------

          Not applicable.

ITEM 4:   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTS
          -------------------------------------------

          Not applicable.

ITEM 5:   OTHER EVENTS
          ------------

          Not applicable.

ITEM 6:   RESIGNATION OF REGISTRANT'S DIRECTORS
          -------------------------------------

          Not applicable.

ITEM 7:   FINANCIAL STATEMENTS PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS
          ---------------------------------------------------------

          Not applicable.

                            SIGNATURE

Pursuant to the requirements of The Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on it's behalf by the undersigned thereunto duly authorized.

                                   THE PEOPLES HOLDING COMPANY



                                   ___________________________
                                   John W. Smith
                                   President & CEO

DATE:  April 25, 1994